Exhibit 99.1
Acuren Corporation Announces Results for the First Quarter 2025
- Revenue of $234.2 million, up 5.0% driven by deeper service line penetration with recurring customers and market share gains -
- Reiterates 2025 outlook -

TOMBALL, Texas -- (BUSINESS WIRE) -- Acuren Corporation (NYSE American: TIC) (“Acuren” or the “Company”), a leading provider of critical asset integrity services, today reported its financial results for the three months ended March 31, 2025.
The presentation of our operating results reflects the Company’s acquisition of ASP Acuren Holdings, Inc. (“ASP Acuren” or the “ASP Acuren Acquisition”). The period from January 1, 2025 through March 31, 2025, is referred to as the “Successor” period and the period from January 1, 2024 through March 31, 2024 is referred to as the “Predecessor” period.
Tal Pizzey, CEO of Acuren stated: “We delivered 7.2% organic growth in the quarter, highlighting the resilience of the recurring nature of our revenues even in a cautious economic environment. We also delivered solid free cash flow, further solidified our balance sheet with the repricing of our debt, and continued to realize benefits from recent successful acquisitions. First quarter margins reflect a higher contribution from our run and maintain site work which is highly recurring in nature with lower margins than our overall mix. We remain focused on organic growth and pricing discipline, which is underscored by our unchanged full year outlook. Through differentiated services, a customer-first mindset, and operational efficiency, we believe we are well-positioned to unlock long-term shareholder value.”
First Quarter 2025 Highlights
•Successor Revenue of $234.2 million represents a 5.0% increase compared to $223.1 million of Predecessor Revenue in the prior Predecessor quarter. The increase is driven primarily by strong organic performance, including higher run and maintain revenue and service line expansion.
•Successor Net Loss of $25.9 million compared to Predecessor Net Loss of $1.3 million in the prior Predecessor quarter. The Successor Net Loss for the 2025 quarter includes increased depreciation and amortization related to the ASP Acuren Acquisition, a valuation allowance on a deferred tax asset, and planned public company and business transformation costs.
•Successor Adjusted EBITDA of $25.9 million compared to $35.5 million in the prior Predecessor quarter. Successor Adjusted EBITDA margin of 11.0%, compared to 15.9% in the prior Predecessor quarter. The decreases are primarily attributable to planned public company costs in the Successor quarter, along with certain high margin, discreet activities in the prior Predecessor quarter partially offset by a higher contribution to revenue from our run and maintain customer sites in the Successor quarter.
Robert A.E. Franklin, Co-Chairman of Acuren commented: “Acuren's start to 2025 demonstrates the company's operational discipline and resilience. Our strong cash flow generation highlights the fundamental strength of our business model, while our robust balance sheet gives us the flexibility to pursue value-enhancing initiatives while maintaining our commitment to financial discipline. As we move forward, we remain focused on delivering sustainable growth, expanding margins, and continuing to build a premier testing, inspection, certification and compliance organization.”
Capital Resources and Liquidity
At March 31, 2025, the Company had total liquidity of $224.9 million, including cash and cash equivalents of $155.7 million plus undrawn capacity on the Company’s $75.0 million revolving credit facility. Total term loan debt was $752.4 million, net of debt issuance costs at quarter end. At March 31, 2025, the Company’s basic and diluted shares of common stock outstanding were 121,476,215 and 122,476,215, respectively.
Guidance
Acuren reiterates its full-year 2025 expectation for revenue growth to be in the low-to-mid-single digit percent range as compared to full year 2024.
Merger with NV5
In a separate press release issued today, Acuren and NV5 Global, Inc. (Nasdaq: NVEE) (“NV5”) announced that they have entered into a definitive agreement to combine the two companies.

Webcast and Conference Call
Acuren will hold a webcast/dial-in conference call to discuss its financial results at 8:30 a.m. ET (7:30 a.m. CT) on Thursday, May 15, 2025. Participants on the call will include Talman Pizzey, Chief Executive Officer; Kristin Schultes, Chief Financial Officer and Robert A.E. Franklin, Co-Chairman.
To listen to the call by telephone, please dial 877-407-0789 or 201-689-8562. You may also attend and view the presentation via webcast by accessing the following URL:
https://viavid.webcasts.com/starthere.jsp?ei=1715442&tp_key=008473ca2a

A replay of the call will be available shortly after completion of the live call/webcast via the webcast link above.
About Acuren Corporation
Acuren is a leading provider of critical asset integrity services. The company operates primarily in North America serving a broad range of industrial markets. It provides these essential and often compliance-mandated (often at customer locations) services in the industrial space and is focused on the recurring maintenance needs of its customers. The work Acuren does fits in the service category referred to as Testing, Inspection, Certification, and Compliance (TICC) including Nondestructive Testing (NDT) in the field and the laboratory and in-lab destructive testing capabilities. More information can be found at https://www.acuren.com/.
Forward-Looking Statements
In this press release the Company may discuss events or results that have not yet occurred or been realized, commonly referred to as forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by or on behalf of Acuren Corporation (“Acuren” or the “Company”). Such discussion and statements may contain words such as “expect,” “anticipate,” “will,” “should,” “believe,” “intend,” “plan,” “estimate,” “predict,” “seek,” “continue,” “pro forma” “outlook,” “may,” “might,” “should,” “can have,” “have,” “likely,” “potential,” “target,” “indicative,” “illustrative,” and variations of such words and similar expressions, and relate in this press release, without limitation, to statements, beliefs, projections and expectations about future events, including, among other things, the Company’s (i) ability to deliver its long-term shareholder value and sustainable growth and expand margins, (ii) ability to build a premier testing, inspection, certification and compliance organization and create value for all stakeholders, (iii) strong balance sheet, pricing discipline, and organic growth, (iv) 2025 full year guidance for revenue growth and Adjusted EBITDA, and (v) expectations regarding the impact of tariffs. Such statements are based on the Company’s expectations, intentions and projections regarding the Company’s future performance, anticipated events or trends and other matters that are not historical facts.
These statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, among others, (i) economic conditions affecting the industries we serve, including the construction industry and the energy sector, as well as general economic conditions; (ii) the ability and willingness of customers to invest in infrastructure projects; (iii) a decline in demand for our services or for the products and services of our customers; (iv) the fact that our revenues are derived primarily from contracts with durations of less than six months and the risk that customers will not renew or enter into new contracts; (v) our ability to successfully acquire other businesses, successfully integrate acquired businesses into our operations and manage the risks and potential liabilities associated with those acquisitions; (vi) our ability to compete successfully in the industries and markets we serve; (vii) our ability to properly manage and accurately estimate costs associated with specific customer projects, in particular for arrangements with fixed price terms; (viii) increases in the cost, or reductions in the supply, of the materials we use in our business and for which we bear the risk of such increases; (ix) the inherently dangerous nature of the services we provide and the risks of potential liability; (x) the seasonality of our business and the impact of weather conditions; (xi) our ability to remediate any material weaknesses; (xii) the impact of health, safety and environmental laws and regulations, and the costs associated with compliance with such laws and regulations; and (xiii) our substantial level of indebtedness and the effect of restrictions on our operations set forth in the documents that govern such indebtedness. For a detailed discussion of cautionary statements and risks that may affect the Company's future results of operations and financial results, please refer to the Company’s filings with the SEC, including, but not limited to, the risk factors in the Company's Annual Report on Form 10-K for the year ended December 31, 2024 which was filed with the SEC on March 27, 2025, and any amendments thereto. Forward-looking statements included in this press release speak only as of the date hereof and, except as required by applicable law, the Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or circumstances after the date of this press release.

Non-GAAP Financial Measures
This press release contains Adjusted Gross Profit, Adjusted Gross Profit Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Organic Change in Service Revenue, and Adjusted Selling, General and Administrative (“SG&A”) expenses which are non-U.S. GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission.
As used in this press release, Adjusted Gross Profit is defined as Gross Profit less depreciation expense included in cost of revenue for the periods presented. Adjusted Gross Profit Margin is defined as Gross Profit divided by Revenue. EBITDA is defined as earnings before interest, taxes, depreciation and amortization for the periods presented and Adjusted EBITDA is defined as EBITDA excluding the impact of certain non-cash and other specifically identified items for the periods presented. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by Revenue. Adjusted SG&A is defined as SG&A less depreciation and amortization and the impact of certain non-cash and other specifically identified items for the periods presented. Organic change in service revenues provides a consistent basis for a year-over-year comparison in net revenues as it excludes the impacts of material acquisitions, divestitures, and the impact of changes due to foreign currency translation.
The Company uses these non-GAAP financial measures and additional financial information both in explaining its results to shareholders and the investment community and in its internal evaluation and management of its businesses. The Company’s management believes that these non-GAAP financial measures and the information they provide are useful to investors since these measures (a) permit investors to view the Company’s performance using the same tools that management uses to evaluate the Company’s past performance, reportable business segments and prospects for future performance, (b) permit investors to compare the Company with its peers, (c) determines certain elements of management’s incentive compensation, and (d) provide consistent period-to-period comparisons of the results.
While the Company believes these non-GAAP measures are useful in evaluating the Company’s performance, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Additionally, these non-GAAP financial measures may differ from similar measures presented by other companies. A reconciliation of these non-GAAP financial measures is included later in this press release.
Investor Relations Contacts
Dan Scott / Rodny Nacier
ICR Inc.
IR@acuren.com

Acuren Corporation
Consolidated Balance Sheets
(amounts in thousands, except share and per share data)
(Unaudited)

	Successor
	March 31, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$155,739	$139,134
Accounts receivable, net	206,652	236,520
Prepaid expenses and other current assets	14,276	18,582
Total current assets	376,667	394,236
Property, plant and equipment, net	183,473	189,233
Operating lease right-of-use assets, net	30,515	30,001
Goodwill	848,977	845,939
Intangible assets, net	733,057	740,657
Deferred income tax asset	765	765
Other assets	6,826	6,908
Total assets	2,180,280	2,207,739
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$20,786	$13,877
Accrued expenses and other current liabilities	61,804	67,676
Current portion of debt	7,731	7,750
Current portion of lease obligations	17,607	17,028
Total current liabilities	107,928	106,331
Debt, net of current portion	744,706	747,048
Non-current lease obligations	39,541	40,753
Deferred income tax liabilities	146,431	150,672
Other liabilities	12,627	11,763
Total liabilities	1,051,233	1,056,567
Commitments and contingencies
Stockholders’ Equity
Series A Preferred Stock, $0.0001 par value, 1,000,000 shares issued and outstanding	—	—
Common Stock, $0.0001 par value, 121,476,215 shares issued and outstanding at March 31, 2025 and December 31, 2024	12	12
Additional paid-in capital	1,294,745	1,293,638
Accumulated deficit	(132,782)	(106,989)
Accumulated other comprehensive loss	(32,928)	(35,489)
Total stockholders' equity	1,129,047	1,151,172
Total liabilities and stockholders' equity	$2,180,280	$2,207,739

Acuren Corporation
Consolidated Statements of Operations and Comprehensive Income (Loss)
(amounts in thousands, except share and per share data)
(Unaudited)

	Three Months Ended March 31,
	Successor	Predecessor
	2025	2024
Service revenue	$234,215	$223,062
Cost of revenue	190,546	167,214
Gross profit	43,669	55,848
Selling, general and administrative expenses	52,458	41,854
Transaction costs	651	—
Income (loss) from operations	(9,440)	13,994
Interest expense, net	16,007	15,982
Other income, net	(1,119)	(7)
Loss before provision for income taxes	(24,328)	(1,981)
Provision (benefit) for income taxes	1,465	(710)
Net loss	(25,793)	(1,271)
Other comprehensive income (loss):
Foreign currency translation adjustments	2,561	(9,578)
Total other comprehensive income (loss)	2,561	(9,578)
Total comprehensive loss	($23,232)	($10,849)

Net loss per share:
Basic loss per Common Share and Series A Preferred Share	($0.21)	—
Diluted loss per Common Share and Series A Preferred Share	($0.21)	—
Basic loss per Common Share	—	($0.25)
Diluted loss per Common Share	—	($0.25)

Weighted average shares outstanding:
Common Stock outstanding, basic	121,476,215	5,024,802
Common Stock outstanding, diluted	122,476,215	5,024,802
Series A Preferred Stock outstanding, basic and diluted	1,000,000	—

Acuren Corporation
Condensed Consolidated Statements of Cash Flows
(amounts in thousands)
(Unaudited)

	Three Months Ended March 31,
	Successor	Predecessor
	2025	2024
Cash flows from operating activities:
Net loss	($25,793)	($1,271)
Adjustments to reconcile net loss to net cash provided by operating activities:
Provision (benefit) for credit losses	(687)	(265)
Depreciation and amortization	28,599	19,093
Noncash lease expense	2,491	2,418
Share-based compensation expense	1,107	897
Amortization of deferred financing costs	828	1,022
Fair value adjustments on interest rate derivatives	—	2,089
Deferred income taxes	(4,320)	2,251
Other	(212)	(150)
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	31,859	5,327
Prepaid expenses and other current assets	4,306	2,031
Accounts payable	3,433	(10,029)
Accrued expenses and other current liabilities	(5,921)	3,525
Operating lease obligations	(2,352)	(2,468)
Other assets and liabilities	(546)	(3,548)
Net cash provided by operating activities	32,792	20,922

Cash flows from investing activities:
Purchases of property, plant and equipment	(4,476)	(5,544)
Proceeds from sale of property, plant and equipment	293	277
Acquisition of businesses, net of cash acquired	(8,030)	(29,094)
Net cash used in investing activities	(12,213)	(34,361)

Cash flows from financing activities:
Borrowings under long-term debt	—	20,000
Repayments of long-term debt	(1,932)	—
Payments of debt issuance costs	(1,165)	(1,820)
Principal payments on finance lease obligations	(2,508)	(2,479)
Net cash provided by (used in) financing activities	(5,605)	15,701

Net effect of exchange rate fluctuations on cash and cash equivalents	1,631	549
Net change in cash and cash equivalents	16,605	2,811

Cash and cash equivalents
Beginning of period	139,134	87,061
End of period	$155,739	$89,872

Acuren Corporation
Reconciliation of Adjusted Gross Profit and Gross Margin Percentage
(amounts in thousands)
(Unaudited)

	Three Months Ended March 31,
	Successor 2025	Predecessor 2024
Gross profit	43,669	55,848
Depreciation expense included in cost of revenue	15,362	9,061
Adjusted gross profit	59,031	64,909
Adjusted gross margin percentage (1)	25.2%	29.1%
1.The Adjusted Gross margin percentage is calculated as Adjusted Gross profit divided by revenues for the applicable period

Acuren Corporation
Reconciliation of Adjusted EBITDA to Net Income (Loss)
(amounts in thousands)
(Unaudited)

	Three Months Ended March 31,
	Successor 2025	Predecessor 2024
Net loss	$(25,793)	$(1,271)
Provision (benefit) for income taxes	1,465	(710)
Interest expense, net	16,007	15,982
Depreciation and amortization expense	28,599	19,093

Adjustments
Predecessor seller-related expenses and stock compensation(1)	—	1,744
Acquisition related transaction and integration expenses(2)	858	134
ASP Acuren transaction related expenses(3)	467	—
Public company business transformation costs(4)	2,650	—
Non cash stock compensation expense(5)	1,108	—
Other non-recurring charges(6)	491	537
Adjusted EBITDA	25,852	35,509
Adjusted EBITDA margin(7)	11.0%	15.9%
1.Adjustment to add back expenses related primarily to the previous owner’s compensation and stock incentive plans.
2.Adjustment to add back transaction and acquisition integration related costs and similar items for acquisitions not including the acquisition of ASP Acuren.
3.Adjustment to add back the transaction related expenses for the ASP Acuren Acquisition.
4.Adjustment to reflect the elimination of non-recurring costs related to public company business transformation.
5.Adjustment to add back stock compensation expense.
6.Adjustment to add back other non-recurring charges including restructuring charges, IT development charges and certain gains, losses and balance adjustments.
7.The Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by revenues for the applicable period.

Acuren Corporation
Organic Change in Service Revenues
(amounts in thousands)
(Unaudited)

	Successor three months ended March 31, 2025
	Service revenue change (as reported)	Foreign currency translation(1)	Service revenue change (fixed currency)(2)	Acquisitions(3)	Organic change in service revenue
Consolidated	5.0%	(2.5)%	7.5%	0.3%	7.2%
1.Represents the effect of foreign currency on reported net revenues, calculated as the difference between reported net revenues and net revenues at fixed currencies for both periods. Fixed currency amounts are based on translation into U.S. Dollars at fixed foreign currency exchange rates established by management.
2.Amount represents the year-over-year change when comparing both years after eliminating the impact of fluctuations in foreign exchange rates by translating foreign currency denominated results at fixed foreign currency rates for both periods.
3.Adjustment to exclude service revenue from material acquisitions from their respective dates of acquisition until the first year anniversary from date of acquisition.

Acuren Corporation
Reconciliation of Adjusted SG&A Expenses
(amounts in thousands)
(Unaudited)

	Three Months Ended March 31,
	Successor 2025	Predecessor 2024
SG&A expenses	$52,458	$41,854

Adjustments
Amortization of intangible assets	(13,002)	(9,900)
Depreciation expense	(235)	(132)
Predecessor seller-related expenses and stock compensation(1)	—	(1,744)
Acquisition related transaction and integration expenses(2)	(1,369)	(134)
ASP Acuren transaction related expenses(3)	(467)	—
Public company business transformation costs(4)	(2,536)	—
Non cash stock compensation expense(5)	(1,108)	—
Other non-recurring charges(6)	(491)	(686)

Adjusted SG&A expenses	$33,250	$29,258

Adjusted SG&A as a % of service revenue	14%	13%
1.Adjustment to add back expenses related primarily to the previous owner’s compensation and stock incentive plans.
2.Adjustment to add back transaction and acquisition integration related costs and similar items for acquisitions not including the acquisition of ASP Acuren.
3.Adjustment to add back the transaction related expenses for the ASP Acuren Acquisition.
4.Adjustment to reflect the elimination of non-recurring costs related to public company business transformation.
5.Adjustment to add back stock compensation expense.
6.Adjustment to add back other non-recurring charges including restructuring charges, IT development charges and certain gains, losses and balance adjustments.

Acuren Corporation
2024 Interim Financial Information
(amounts in thousands)
(Unaudited)

	Predecessor	Predecessor	Predecessor	Successor	Successor
	Three months ended March 31, 2024	Three months ended June 30, 2024	One month ended July 30, 2024	Two months ended September 30, 2024	Three months ended December 31, 2024
Net income (loss)	$(1,271)	$(5,450)	$(8,983)	$(89,824)	$(15,628)
Provision (benefit) for income taxes	(710)	7,909	(3,956)	(2,097)	(3,159)
Interest expense, net	15,982	17,569	5,828	13,336	17,725
Depreciation and amortization expense	19,093	19,670	7,014	20,431	26,882

Adjustments
Predecessor seller-related expenses and stock compensation(1)	1,744	17,925	9,809	—	—
One time non-cash equity charges(2)	—	—	—	69,821	—
Acquisition related transaction and integration expenses(3)	134	1,918	797	(565)	594
ASP Acuren transaction related expenses(4)	—	—	5,204	24,554	11,444
Non cash stock compensation expense(5)	—	—	—	336	1,817
Other non-recurring charges(6)	537	(430)	539	(926)	1,070

Adjusted EBITDA	35,509	59,111	16,252	35,066	40,745
1.Adjustment to add back expenses related primarily to the previous owner’s compensation and stock incentive plans.
2.Adjustment to add back the one time non cash stock compensation expenses for Founder Preferred Shares and independent director stock options for which the performance target was achieved when the acquisition of ASP Acuren occurred.
3.Adjustment to add back transaction and acquisition integration related costs and similar items for acquisitions not including the acquisition of ASP Acuren.
4.Adjustment to add back the transaction related expenses for the ASP Acuren acquisition.
5.Adjustment to add back stock compensation expense.
6.Adjustment to add back other non-recurring charges including restructuring charges, IT development charges and certain gains, losses and balance adjustments.